Exhibit 99.1

Navidea Biopharmaceuticals Terminates Stock Purchase Agreement

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that it has terminated the Stock Purchase Agreement that was executed on August 30, 2020.

On August 30, 2020, the Company entered into a Stock Purchase Agreement with each of the investors named therein (the “Investors”), pursuant to which the Investors agreed to purchase from the Company up to $25.0 million in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The initial closings of the sale and purchase of the Common Stock (collectively, the “Initial Closing”) were to occur within forty-five (45) business days after the date on which the Company’s application to the NYSE American for the listing of the Common Shares for trading thereon was approved by the NYSE American. The Investors agreed to purchase an aggregate of 1,000,000 shares of Common Stock at the Initial Closing at a purchase price of $5.00 per share. To date, we have received only $25,000 of the $5.0 million that was due at the Initial Closing. On December 14, 2021, the Company notified the Investors that it was terminating the Stock Purchase Agreement in accordance with its terms.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the fact that the valuation by LifeSci Partners of our Tc99m tilmanocept pipeline product is subject to and based on numerous assumptions about the commercial success of the product, expected associated costs, and the outcome of various risks, including the outcome of clinical trials, that could affect the timetable for revenues, among other assumptions, that actual outcomes are likely to vary from such assumptions, resulting in variations from the possible results set forth in the valuation report; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

Jeffrey Smith

Vice President of Operations

614-822-2365

jsmith@navidea.com